UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2015, in connection with the previously announced distribution by Baxter International Inc. (“Baxter”) of approximately 80.5% of the outstanding common stock of Baxalta Incorporated (“Baxalta”) to Baxter shareholders (the “Distribution”), Baxter entered into several agreements with Baxalta that govern the relationships of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement

•	Employee Matters Agreement

•	Tax Matters Agreement

•	Shareholder’s and Registration Rights Agreement

A summary of the material terms of these agreements can be found in the section entitled “Certain Relationships and Related Person Transactions —Agreements with Baxter” in the Information Statement filed as Exhibit 99.1 to Baxalta’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 5, 2015, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Employee Matters Agreement, the Tax Matters Agreement and the Shareholder’s and Registration Rights Agreement filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Credit Agreements

U.S. $1,500,000,000 Five-Year Credit Agreement

On July 1, 2015, Baxter entered into a $1.5 billion, five-year revolving credit agreement (the “Credit Agreement”) among Baxter, as Borrower, various lenders and JPMorgan Chase Bank, National Association, as Administrative Agent. Baxter may, at its option, seek to increase the aggregate commitment under the Credit Agreement by up to $750 million, which would result in a maximum aggregate commitment of up to $2.25 billion.

The Credit Agreement enables Baxter to borrow funds in U.S. Dollars on an unsecured basis at variable interest rates and contains financial and other covenants, including a net leverage ratio covenant and an interest coverage ratio covenant, as well as events of default with respect to Baxter and in some circumstances its Material Subsidiaries that are customary for facilities of this type. The Credit Agreement also provides for the issuance of letters of credit.

The obligations of the lenders under the Credit Agreement to provide advances will terminate on the earlier of (i) July 1, 2020 and (ii) the date on which the Commitments shall have been reduced to zero or terminated in whole pursuant to the terms of the Credit Agreement, including at the option of banks holding a majority of the commitments during the existence of an event of default.

The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.4 and incorporated herein by reference. Capitalized terms used under this “$1,500,000,000 Five-Year Credit Agreement” subsection that are not defined herein have the meanings given to them in the Credit Agreement.

The Credit Agreement replaces Baxter’s $1.5 billion four-year revolving credit agreement dated as of June 17, 2011, as amended, which was terminated on July 1, 2015.

Euro Credit Agreement

€200,000,000 Credit Agreement

On July 1, 2015, Baxter Healthcare SA and Baxter World Trade SPRL (the “Euro Borrowers”) entered into a €200 million, five-year revolving credit agreement (the “Euro Credit Agreement”) among the Euro Borrowers, as Borrowers, various lenders and J.P. Morgan Europe Limited, as Administrative Agent. Each of the Euro Borrowers may, at its option, seek to increase the aggregate commitment under the Euro Credit Agreement by up to €100 million, which would result in a maximum aggregate commitment of up to €300 million.

The Euro Credit Agreement enables the Euro Borrowers to borrow funds in Euros, or in Swiss Francs or other currencies if qualifying as Eligible Currencies thereunder, on an unsecured basis at variable interest rates and contains financial and other covenants, including a net leverage ratio covenant and an interest coverage ratio covenant. The Euro Credit Agreement also contains events of default with respect to the Euro Borrowers, and in some circumstances Baxter (as Guarantor) and Material Subsidiaries, that are customary for facilities of this type. The Euro Credit Agreement also provides for the issuance of letters of credit.

The obligations of the lenders under the Euro Credit Agreement to provide advances will terminate on the earlier of (i) July 1, 2020 and (ii) the date on which the Commitments shall have been reduced to zero or terminated in whole pursuant to the terms of the Euro Credit Agreement, including at the option of banks holding a majority of the commitments during the existence of an event of default.

The description above is a summary of the Euro Credit Agreement and is qualified in its entirety by the complete text of the Euro Credit Agreement, a copy of which is attached to this report as Exhibit 10.5 and incorporated herein by reference. Capitalized terms used under this “€200,000,000 Credit Agreement” subsection that are not defined herein have the meanings given to them in the Euro Credit Agreement.

The Euro Credit Agreement replaces Baxter Healthcare SA’s €300 million revolving credit agreement dated as of January 7, 2008, as amended, which was terminated on July 1, 2015.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure provided under “Credit Agreements” in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2015, Baxter completed the Distribution. Baxalta was formed to hold Baxter’s biopharmaceuticals business and, as a result of the Distribution, is now an independent public company trading under the symbol “BXLT” on the New York Stock Exchange. The Distribution was made to Baxter’s shareholders of record as of the close of business on June 17, 2015 (the “Record Date”), who received one share of Baxalta common stock for each Baxter common share held as of the Record Date. In the aggregate, 544,521,483 shares of Baxalta common stock were distributed to Baxter’s shareholders in the Distribution.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under “Credit Agreements” in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

The Baxter International Inc. Equity Plan (the “Plan”) was adopted effective July 1, 2015, by the Baxter Incentive Committee, pursuant to the authority delegated to it by Baxter’s Compensation Committee, to govern the terms of equity grants to participants selected by the Incentive Committee. The Plan provides for grants of stock options and restricted stock units.

All grants are made under the Baxter International Inc. 2015 Incentive Plan, the Baxter International Inc. 2011 Incentive Plan, or one of the other shareholder-approved Baxter equity incentive plans and the terms of the plan under which the equity grant is made will control over any inconsistent provision of the Plan. The summary is qualified in its entirety by reference to the Plan filed as Exhibit 10.6 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) The unaudited pro forma condensed consolidated financial statements of Baxter giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are attached hereto as Exhibit 99.1. Additional information regarding these financial statements is set forth in the introductory paragraphs to Exhibit 99.1.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.1	Employee Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.2	Tax Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.3	Shareholder’s and Registration Rights Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.4	Five-Year Credit Agreement, dated as of July 1, 2015, among Baxter International Inc. as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein.

10.5	Credit Agreement, dated as of July 1, 2015, among Baxter Healthcare SA and Baxter World Trade SPRL, as Borrowers, J.P. Morgan Europe Limited, as Administrative Agent and certain other financial institutions named therein.

10.6	Baxter International Inc. Equity Plan.

99.1	Baxter International Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

*	Baxter International Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.1	Employee Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.2	Tax Matters Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.3	Shareholder’s and Registration Rights Agreement, dated as of June 30, 2015, by and between Baxter International Inc. and Baxalta Incorporated.

10.4	Five-Year Credit Agreement, dated as of July 1, 2015, among Baxter International Inc. as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and certain other financial institutions named therein.

10.5	Credit Agreement, dated as of July 1, 2015, among Baxter Healthcare SA and Baxter World Trade SPRL, as Borrowers, J.P. Morgan Europe Limited, as Administrative Agent and certain other financial institutions named therein.

10.6	Baxter International Inc. Equity Plan.

99.1	Baxter International Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.

*	Baxter International Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.